Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our reports (1) dated February 13, 2004 with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company and (2) dated March 31, 2004 with respect to the subaccounts of Transamerica Occidental Life Insurance Company Separate Account VUL-5 included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-6 No. 333-51916, 811-10219) and the related Prospectus and Statement of Additional Information of Transamerica Occidental Life Separate Account VUL-5.




/s/ERNST & YOUNG LLP



Los Angeles, California
April 29, 2004